                                                                   EXHIBIT 10.17

                             THE RESTAURANT COMPANY

                    "SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN"

                          Effective as of April 1, 2004

                             THE RESTAURANT COMPANY
                    "SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN"

                                    PREAMBLE

      This plan which shall be known as the THE RESTAURANT COMPANY D/B/A PERKINS RESTAURANT & BAKERY Supplemental Executive Retirement Plan (the "Plan"), is adopted as of the 1st day of April, 2004, by The Restaurant Company d/b/a Perkins Restaurant & Bakery, a corporation with principal offices and place of business in the State of Tennessee (the "Corporation"). The Corporation intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded Plan for a select group of management and highly compensated Employees who contribute materially to the continued growth of the Corporation, so as to qualify for all available exemptions from the provisions of Title I of ERISA.

                                    ARTICLE 1
                                   DEFINITIONS

      DEFINED TERMS. Certain words and phrases are defined when first used in later paragraphs of this Plan. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings.

1.01 ACCOUNT BALANCE. Credits on the records of the Corporation equal to the Corporation Discretionary Contribution Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.02 AFFILIATE. Any corporation, partnership, joint venture, association, or similar organization or entity, which is a member of a controlled group of companies which include; or which is under common control with the Corporation under section 414 of the Code and which has duly adopted the Plan.

1.03 BENEFICIARY. One or more persons, trusts, estates, or other entities, designated in accordance with Section 7 that are entitled to receive benefits under this Plan upon the death of a Participant.

1.04 BENEFICIARY DESIGNATION FORM. The form established from time to time by the Corporation that a Participant completes, signs and returns to the Corporation to designate one or more Beneficiaries.

1.05 CALENDAR YEAR. January 1 to December 31.

1.06 CHANGE IN CONTROL. The first to occur of any of the following events:

Any "person" [as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")] who becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Corporation's capital stock entitled to vote in the election of directors;

During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who at the beginning of such period constitute the board of directors of the Corporation, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction whose election by the board of directors or nomination for election by the Corporation's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; The shareholders of the Corporation approve any consolidation or merger of the Corporation, other than a consolidation or merger of the Corporation in which the holders of the common stock of the Corporation immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger; The shareholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or the shareholders of the Corporation approve the sale or transfer of all or substantially all of the assets of the Corporation to parties that are not within a "controlled group of corporations" (as defined in Code Section 1563) in which the Corporation is a member. "Change in Control is further defined as it is in whole in the Restaurant Holding Corporation Stock Option Plan of 2002 as restated effective 2004.

1.07 CODE. The Internal Revenue Code of 1986, as may be amended from time to time.

1.08 CORPORATION DISCRETIONARY CONTRIBUTION ACCOUNT. The sum of (i) all of the Participant's Annual Corporation Discretionary Contributions, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Corporation Discretionary Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Corporation Discretionary Contribution Account.

1.09 CLAIMANT. Shall have the same meaning set forth in Section 9.7.

1.10 DAY. A calendar day or any part thereof.

1.11 DISABILITY. An illness or injury of a potentially permanent nature, which lasts for at least 25 weeks, certified by a physician selected by or satisfactory to the Corporation, which prevents the Participant from engaging in any occupation for wage or profit for which the Participant is reasonably fitted by training, education or experience.

1.12 DISABILITY BENEFIT. The benefit set forth in Section 6.3

1.13 ELIGIBLE EMPLOYEE. Any employee of the Corporation or an Affiliate who is selected to participate herein in accordance with the provisions of Section 2 hereof, and is one of a select group of management and highly compensated employees.

1.14 ERISA. The Employee Retirement Security Act of 1974, as may be amended from time to time.

1.15 NORMAL RETIREMENT DATE. The date the Participant attains age 65 or age 60 and completes 10 years of service.

1.16 PARTICIPANT. Any Eligible Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Participation Agreement, and a Beneficiary Designation Form, (iv) whose signed Participation Agreement, and Beneficiary Designation Form are accepted by the Plan Administrator, and (v) who commences participation in the Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.17 PARTICIPATION AGREEMENT. A written agreement, as may be amended from time to time, which is entered into by and between the Corporation and a Participant.

1.18 PLAN. This Plan shall have the meaning as provided for in the preamble.

1.19 PLAN ADMINISTRATOR. The Chairman and CEO of the Corporation or their designee.

1.20 PLAN YEAR. The Calendar Year.

1.21 RETIREMENT BENEFIT. The benefit set forth in Article 6.

1.22 TERMINATION BENEFIT. The benefit set forth in Article 5.

1.23 TERMINATION OF EMPLOYMENT. The severing of employment with the Corporation, voluntary or involuntary, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.24 YEAR OF PLAN PARTICIPATION. A period of twelve months of continuous employment with the Corporation following the date of entry into this Plan. (The entry date for initial Participants shall be January 1, 2004)

                                    ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

2.1 SELECTION. Participation in the Plan shall be limited to any Eligible Employee, as determined by the Plan Administrator in its sole discretion.

2.2 ENROLLMENT. As a condition to participate, each Eligible Employee shall complete, execute, and return to the Plan Administrator a Participation Agreement, and Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 ELIGIBILITY. Provided an Eligible Employee has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, including returning all required documents to the Plan Administrator within the specified time period, an Eligible Employee shall commence participation in the Plan on the first day of the month following the month in which the Eligible Employee completes all enrollment requirements. If an Eligible Employee fails to meet all such requirements within the period required, in accordance with
Section 2.2, that Eligible Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Plan Administrator of the required documents. Once an

Eligible Employee becomes a Participant, he or she shall remain a Participant until the earlier of his or her Termination of Employment with the Corporation or an Affiliate for any reason other than Disability, Retirement, or death.

                                    ARTICLE 3
                            CONTRIBUTIONS AND CREDITS

3.1 ANNUAL CORPORATION DISCRETIONARY CONTRIBUTION AMOUNT. A Participant's Annual Corporation Discretionary Contribution Amount shall be determined by the Plan Administrator in their sole and absolute discretion.

                                    ARTICLE 4
                          BENEFIT MEASUREMENT ACCOUNTS

4.1 Solely for the purpose of measuring the amount of the Corporation's obligation to the Participant or to the Participant's beneficiaries under this Agreement, the Corporation will establish and maintain a separate memorandum account (the "Account") for each Participant, to which amounts will be credited as provided for under 3.1 above. At its sole discretion, the Corporation may also credit the Accounts with interest. The Participant may from time to time inquire of the Corporation the value of the "Accounts" and the Corporation will make reasonable efforts to provide the Participant with such information on a timely basis.

                                    ARTICLE 5
                                     VESTING

5.1 TERMINATION "FOR CAUSE". If a Participant's employment with the Corporation is terminated prior to his or her Normal Retirement Date "for cause" the Participant shall not be entitled to benefits of any kind. For purposes of this Agreement, termination "for cause" shall mean (i) conviction of robbery, bribery, extortion, embezzlement, fraud, grand larceny, burglary, perjury, income tax evasion, misapplication of company funds, false statements in violation of 18 U.S.C. Sec. 1001, and any other felony that is punishable by a term of imprisonment of more than one year, or (ii) any breach of the Participant's duty of loyalty to the corporation, any acts of omission in the performance of his company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of his company duties from which the Participant derived an improper personal benefit.

5.2 OTHER TERMINATION. In the event of the Participant's termination of employment for any reason other than "for cause", the contributions to his or her Annual Deferral Account will vest, on a cumulative basis, according to the following table:

Years of Plan Participation         Percentage Vested
---------------------------         -----------------
Less than 1                              00.00%
1 but less than 3                        25.00%
3 but less than 5                        50.00%
5 or more                               100.00%

5.3 Termination Benefits payable under paragraph 5.2 above shall be payable in a lump sum on or about the first day of the third month following the date of termination.

                                    ARTICLE 6
                            DISTRIBUTION OF BENEFITS

6.1 RETIREMENT BENEFIT. From and after the retirement of the Participant from the service of the Corporation or an Affiliate, upon reaching his or her Normal Retirement Date, the Corporation shall thereafter pay to the Participant, his or her Account Balance. Such benefits shall be payable in equal quarterly installments for a period of ten (10) years. The amount of the annual installment shall be determined at the sole discretion of the Plan Administrator based on the value of the Participant's Accrued Benefit at the date of retirement and on prevailing interest rates at that time. Such payments shall commence on or about the first day of the first month following the Participant's retirement.

6.2 ACCELERATED PAYMENTS. The Plan Administrator may make payment of all or a part of the Participant's Retirement Account balance before any payments would otherwise be due, if, based on a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, the Plan Administrator determines that a Participant has or will receive income under the Plan for federal income tax purposes with respect to amounts that are or will be payable under the Plan before they are to be paid to the Participant. In the event any such accelerated payment is determined to be necessary, all Participants will receive such accelerated payments in the same form of distribution. A Change in Control will also accelerate payments of the Participant's Retirement Account and if applicable, the Participant will vest 100% in all payments.

6.3 DISABILITY BENEFIT. The Participant shall be entitled to receive payments hereunder prior to his or her Normal Retirement Date if he or she is determined to be disabled. Upon determination by the Plan Administrator of a qualifying disability that lasts for at least 25 weeks, the Corporation shall thereafter pay to the Participant, his or her Account Balance. Such benefit shall be payable in a lump sum. The Disability Benefit shall be the Participant's Vested Account based on full credit for a Year of Plan Participation for the year in which the disability occurred.

6.4 DEATH BENEFIT PRIOR TO COMMENCEMENT OF RETIREMENT BENEFITS. In the event of the Participant's death while in the employment of the Corporation or an Affiliate and prior to commencement of benefit payments, the Corporation shall pay a death benefit equal to the Participant's Account Balance as of the date of his or her death. The death benefit payable under this Section shall be distributed to the Participant's beneficiary in a lump sum in accordance with the last Beneficiary designation received by the Plan Administrator from the Participant prior to his or her death. If no such designation has been received by the Corporation, such payment shall be made to the Participant's surviving legal spouse. If such spouse dies before receiving payment to which he or she is entitled hereunder, then payment shall be made to such person or persons, including his or her estate, as he or she may designate in the last Beneficiary designation received by the Corporation from such spouse prior to his or her death. If the Participant is not survived by a legal spouse, or if such spouse shall fail to so appoint, the said payment shall be made to the then living children of the Participant, if any, in equal shares. If there are no surviving children, the payment will be made to the estate of the later to die of the Participant and (if any) his or her legal spouse. Such payment shall be made on or about the first day of the fourth month following the Participant's death.

6.5 DEATH BENEFIT AFTER COMMENCEMENT OF RETIREMENT BENEFIT. In the event of the Participant's death after the commencement of retirement benefit payments, but prior to the completion of all such payments due and owing hereunder, the Corporation shall continue to make such payments, in installments over the remainder of the period specified in Section 6.1 hereof that would have been applicable to the Participant had he or she survived. Such continuing payments shall be made to the Participant's designated beneficiary in accordance with the last such designation received by the Plan Administrator from the Participant prior to his or her death. If no such designation has been received by the Plan Administrator, such payments shall be made to the Participant's surviving legal spouse. If such spouse dies before receiving all payments to which he or she is entitled hereunder, then payments shall continue, for the remainder of the payment period, to such person or persons, including his or her estate, as he or she may designate in the last beneficiary designation received by the Corporation from such spouse prior to his or her death. If the Participant is not survived by a legal spouse, or if such spouse shall fail to so appoint, then said payments shall be made to the then living children of the Participant, if any, in equal shares. If there are no surviving children, the payments will be made to the estate of the later to die of the Participant and (if any) his or her legal spouse. Such continuing payments shall commence as of the first day of the first month following the Participant's death.

6.6 REQUEST FOR LUMP SUM PAYMENT. In lieu of receiving installment payments under any of the above numbered paragraphs, the Participant (or the Participant's beneficiary in the event of the death of said Participant) may petition the Plan Administrator to receive a lump sum benefit. The value of the lump sum benefit shall be the actuarial equivalent present value of the remaining installment payments; it being understood that the Plan Administrator shall have the final authority to either grant or reject said request, and if granted, the actuarial equivalent shall be determined at the sole direction of the Plan Administrator."

                                    ARTICLE 7
                             BENEFICIARY DESIGNATION

7.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Corporation in which the Participant participates.

7.2 BENEFICIARY DESIGNATION; CHANGE. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form as attached hereto as EXHIBIT B, and returning it to the Plan Administrator. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to his or her death.

7.3 ACKNOWLEDGEMENT. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Plan Administrator.

7.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2, and 7.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse or no surviving children, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

7.5 DOUBT AS TO BENEFICIARY. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Administrator shall have the right, exercisable in its discretion, to cause the Participant's employer to withhold such payments until this matter is resolved to the Plan Administrator's satisfaction.

7.6 DISCHARGE OF OBLIGATION. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Corporation and the Plan Administrator from all further obligations under the Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                    ARTICLE 8
                                 ADMINISTRATION

8.1 RESPONSIBILITY FOR ADMINISTRATION OF THE PLAN. (a) The Plan Administrator shall be responsible for the management, operation and administration of the Plan. The Plan Administrator may employ others to render advice with regard to its responsibilities under this Plan. It may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of its duties. (b) The primary responsibility of the Plan Administrator is to administer the Plan for the benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination shall be conclusive and binding upon all persons. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan.

8.2 INFORMATION FROM CORPORATION. The Corporation and each Affiliate shall supply full and timely information to the Plan Administrator on all matters as may be required to properly administer the Plan. The Plan Administrator may rely upon the correctness of all such information as is so supplied and shall have no duty or responsibility to verify such information. The Plan Administrator shall also be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Plan Administrator with respect to the Plan.

                                    ARTICLE 9
                        ARBITRATION AND CLAIMS PROCEDURES

9.1 APPLICABLE RULES AND LAWS. Any controversy relating to a claim arising out of or in relation to this Plan, including, but not limited to claims for benefits due under this Plan, claims for the enforcement of ERISA, claims based on the federal common law of ERISA, claims alleging discriminatory discharge under ERISA, claims based on state law, and assigned claims related to this Plan shall be settled by arbitration in accordance with the then current Employee Benefit Claims Arbitration Rules of the American Arbitration Association (the "AAA") or any successor rules which are hereby incorporated into the Plan by this reference; provided, however, both the Corporation and the Participant shall have the right at any time to seek equitable relief in court without submitting the issue to arbitration.

9.2 EXHAUSTION OF ADMINISTRATIVE REMEDY. Neither the Participant (or his beneficiary) nor the Plan may be required to submit such claim or controversy to arbitration until the Participant (or his beneficiary) has first exhausted the Plan's initial appeals procedures set forth in Section 9.7. However, if the Participant (or his beneficiary) and the Corporation agree to do so, they may submit the claim or controversy to arbitration at any point during the processing of the dispute.

9.3 COSTS. The Corporation will bear all costs of an arbitration, except that the Participant will pay the filing fee set by the AAA and the arbitrator shall have the power to apportion among the parties expenses such as pre-hearing discovery, travel, experts' fees, accountants' fees, and attorneys' fees except as otherwise provided herein. The decision of the arbitrator shall be final and binding on all parties, and judgment on the arbitrator's award may be entered in any court of competent jurisdiction.

9.4 STATUTE OF LIMITATIONS. If there is a dispute as to whether a claim is subject to arbitration, the arbitrator shall decide that issue. The claim must be filed with the AAA within the applicable statute of limitations period. The arbitrator shall issue a written determination sufficient to ensure consistent application of the Plan in the future.

9.5 PLACE OF HEARING AND SELECTION OF ARBITRATOR. Any arbitration will be conducted in accordance with the following provisions, notwithstanding the Rules of the AAA. The arbitration will take place in a neutral location within the metropolitan area in which the Participant was or is employed by the Corporation. The arbitrator will be selected from the attorney members of the Commercial Panel of the AAA who reside in the metropolitan area where the arbitration will take place and have at least 5 years of ERISA experience. If an arbitrator meeting such qualifications is unavailable, the arbitrator will be selected from the attorney members of the National Panel of Employee Benefit Claims Arbitrators established by the AAA.

9.6 DISCOVERY. In any such arbitration, each party shall be entitled to discovery of any other party as provided by the Federal Rules of Civil Procedure then in effect; provided, however, that discovery shall be limited to a period of 60 days. The arbitrator may make orders and issue subpoenas as necessary. The arbitrator shall apply ERISA, as construed in the federal Circuit in which the arbitration takes place, to the interpretation of the Plan and the Federal Arbitration Act to the interpretation of this arbitration provision.

9.7 CLAIM PROCEDURE. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the Vice President, Human Resources of the Corporation at its then principal place of business.

9.8 CLAIM DECISION. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within 90 days and the Plan Administrator shall, in fact, deliver such reply within such period. The Plan Administrator may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

      i.    The specific reason or reasons for such denial;

      ii. Specific reference to pertinent provisions of this Plan on which such denial is based;

      iii. A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

      iv. Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

      v. The time limits for requesting a review under subsection iii and for review under subsection iv hereof.

9.9 REQUEST FOR REVIEW. Within 60 days after receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Corporation review the Plan Administrator's determination. Such request must be addressed to the Secretary of the Corporation at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the determination within such 60 day period, he or she shall be barred and estopped from challenging the determination.

9.10 REVIEW OF DECISION. Within 60 days after the Corporation's receipt of a request for review, it will review the Plan Administrator's determination. After considering all materials presented by the Claimant, the Corporation will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the 60 day time period be extended, the Corporation will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1 NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to its provisions by any person shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and any other person.

10.2 BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS: (UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT). (a) Payments to the Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Corporation no person shall have any interest in any such asset by virtue of any provision of this Plan. The Corporation's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Corporation. (b) In the event that, in its discretion, the Corporation purchases an insurance policy or policies insuring the life of a Participant (or any other property), to allow the Corporation to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Corporation shall be the sole owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein.

10.3 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.4 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

10.5 NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Corporation in his or her present capacity or in any capacity. It is expressly understood that this Plan relates to the payment of deferred compensation for the Participant's services, payable after termination of his or her employment with the Corporation, and is not intended to be an employment contract.

10.6 BENEFITS NOT TRANSFERABLE. No Participant or beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part of all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such Participant or Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or Beneficiary. Any such attempted assignment shall be void.

10.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's employer and its successors and assigns and the Participant and the Participant designated Beneficiaries.

10.8 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who predeceases the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

10.9 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Corporation and each employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's employer (which might then be composed of new members) or a shareholder of the Corporation, or any successor corporation might then cause or attempt to cause the Corporation, or such successor to cause the Corporation to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Corporation or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Corporation or any other person takes any action to declare the Plan void or unenforceable or institute any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Corporation and the Participant's employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Corporation and the Participant's employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation, the Participant's employer or any director, officer, shareholder or other person affiliated with the Corporation, the Participant's employer or any successor thereto in any jurisdiction.

10.10 AMENDMENT. This Plan may be amended or terminated by the Corporation at any time, without notice to or consent of any person, pursuant to resolutions adopted by the Corporation. Any such amendment or termination shall take effect as of the date specified therein and, to the extent permitted by law, may have retroactive effect. However, no such amendment or termination shall reduce (i) the amount then credited to the Participant's Account Balance under Section 4. If the Plan is terminated, benefits will be distributed in accordance with
Section 6, as if the termination date were the Participant's Normal Retirement Date. Any other provision of this Plan to the contrary notwithstanding, the Plan may be amended by the Corporation at any time, and retroactively if required to the extent that, in the opinion of the Corporation, such amendment shall be necessary in order to ensure that the Plan will be characterized as a plan maintained for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or to conform the Plan to the requirements of any applicable law, including ERISA and the Code. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder.

10.11 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to: THE RESTAURANT COMPANY, 6075 Poplar Avenue, Suite 800, Memphis, TN 38119, Attention Vice President, Human Resources. The date of such mailing shall be deemed the date of notice consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

10.12 FACILITY OF PAYMENT. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or
(ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Corporation and Plan from further liability on account thereof.

10.13 GOVERNING LAW. The Plan and the right and obligations of all persons hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee other than its laws regarding choice of law, to the extent that such state law is not preempted by federal law.

      IN WITNESS WHEREOF, the Corporation has executed this Plan as of the day and year above first written.

ATTEST:                                             THE RESTAURANT COMPANY

                                            By: ________________________________

______________________, Secretary          Title: ______________________________

                                    EXHIBIT A
                             THE RESTAURANT COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           --PARTICIPATION AGREEMENT--

Name of Participant: ________________________________________________

Effective Date of Participation: _____________, 200__

The Corporation and the undersigned Plan Administrator have designated the undersigned employee as a Participant in the above Plan. In consideration of his or her designation as a Participant, the undersigned employee hereby agrees and acknowledges as follows:

1. That he or she has received a copy of the Plan, as currently in effect;

2. That he or she agrees to be bound by all of the terms and conditions of the Plan, and to perform any and all acts required from him or her thereunder;

3. That he or she has the right to designate the Beneficiary or Beneficiaries, and thereafter to change the Beneficiary or Beneficiaries, of any vested benefit payable under the Plan, by completing and delivering to the Corporation a Beneficiary Designation in the form specified by the Plan Administrator.

IN WITNESS WHEREOF, this Agreement has been executed by the parties this ______day of _______________, 200__.

_________________________________         ______________________________________
           Witness                                       Employee

                                          ______________________________________
                                                     Plan Administrator

___________________________               By: __________________________________
          Witness                     Its Duly Authorized Officer/Representative

                                    EXHIBIT B
                             THE RESTAURANT COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                        --BENEFICIARY DESIGNATION FORM --

      TO: THE RESTAURANT COMPANY D/B/A PERKINS RESTAURANT & BAKERY (hereinafter referred to as the "Corporation"),

I, _________________________, in accordance with the rights granted to me in the SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Agreement, between the Corporation and me, do hereby nominate as Beneficiary thereunder to receive payments thereunder in the event of my death:

      PRIMARY Beneficiary: _____________________________________________________
      Relationship: ______________________ Social Security Number ______________

      1ST CONTINGENT Beneficiary: ______________________________________________
      Relationship: ______________________ Social Security Number(s) ___________

I further reserve the privilege of changing the Beneficiary herein named at any time or times without the consent of any such beneficiary. This nomination is made upon the following terms and conditions:

1. The word "Beneficiary" as used herein shall include the plural, Beneficiaries, wherever the Agreement permits.

2. For purposes of this Beneficiary Designation, no person shall be deemed to have survived the participant if that person dies within thirty (30) days of the participant's death.

3. Beneficiary shall mean the Primary Beneficiary if such Primary Beneficiary survives the participant by at least thirty (30) days, and shall mean the 1st Contingent Beneficiary if the Primary Beneficiary does not survive the participant by at least thirty (30) days.

4. If the Primary Beneficiary shall be deceased on any annual payment date provided in said Agreement, any and all remaining annual payments shall be payable to the 1st Contingent Beneficiary unless the executors or administrators of said deceased Beneficiary are named as Primary Beneficiary herein above.

5. If more than one Beneficiary is named within the same class (i.e., Primary or 1st Contingent), then annual payments shall be made equally to such Beneficiaries unless otherwise provided herein above. If any such Beneficiary dies while receiving annual payments under said Agreement, any and all remaining payments shall continue to be made to the surviving Beneficiaries of such class and to the legal heirs of the deceased Beneficiary, which legal heirs shall receive the amount which was being received by said deceased Beneficiary. If all of the Beneficiaries of a class shall die, any and all remaining payments shall be made to the next class of Beneficiaries, as provided under Paragraph 4 above. At the Plan Administrator's option, a lump sum may be paid to a beneficiary to close the Account of the deceased Participant.

6. If none of the Beneficiaries named herein above are living on any said annual payment date, any and all remaining payments shall be made to my executors or administrators, or upon their written request, to any person or persons so designated by them.

7. If any such annual payments shall be payable to any trust, the Corporation shall not be liable to see to the application by the Trustee of any payment hereunder at any time, and may rely upon the sole signature of the Trustee to any receipt, release or waiver, or to any transfer or other instrument to whomsoever made purporting to affect this nomination or any right hereunder.

      THIS NOMINATION CANCELS AND SUPERSEDES ANY NOMINATION OF BENEFICIARY HERETOFORE MADE BY ME WITH RESPECT TO SAID AGREEMENT AND THE RIGHT TO RECEIVE PAYMENTS THEREUNDER.

Dated: ______________________             Participant: _________________________

Received this ____ day of _______, ______     By: ______________________________

                                   (SPECIMEN)

                     DEPARTMENT OF LABOR NOTIFICATION LETTER
                    (TO BE COMPLETED ON CORPORATE LETTERHEAD)

TO:      Top Hat Plan Exemption
         Pension and Welfare Benefits Administration
         Room N-1513 - Public Disclosure Room
         U.S. Department of Labor
         200 Constitution Avenue, N.W.
         Washington, DC 20210

FROM:    ABC CORPORATION, INC.
         EMPLOYER IDENTIFICATION NUMBER:  72-7713918
         1000 PARK AVENUE, SUITE C-17
         ANYWHERE, USA  77777

________________ DATE

            This document constitutes the statement required by 29 C. F. R. Sec. 2520 104-23 (a) (1) to be filed with the Secretary of Labor in respect to a Non-Qualified Deferred Compensation Plan maintained by the above employer.

            The employer currently maintains _____ Nonqualified Deferred Compensation Plan for employees who are members of a select group of management or who are highly compensated. There are currently _____ participants in the plan. A copy of the plan document will be furnished upon request.

Respectfully submitted,

(To be signed by an officer of the Corporation)